UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2006

UNIVERSAL CITY FLORIDA HOLDING CO. I

UCFH I FINANCE, INC.

UNIVERSAL CITY FLORIDA HOLDING CO. II

UCFH II FINANCE, INC.

(Exact name of Registrants as specified in its charter)

Florida Florida Florida Florida	333-122778	59-3354262 20-1937766 59-3354261 20-1937798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL	32819-7610
(Address of principal executive offices)	(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Robert Gault Jr. is retiring as President and Chief Executive Officer of Universal City Development Partners, Ltd., effective December 31, 2006. Mr. Gault will transition his duties as President as of December 5, 2006 and plans to continue as Chief Executive for the remainder of the year.

William Davis has been elected President and Chief Operating Officer of Universal City Development Partners, Ltd., effective December 5, 2006 but will begin transition work with Mr. Gault and Universal’s senior management team in early October 2006. Mr. Davis is 60 years old and was the Vice President and General Manager of Six Flags Marine World in San Francisco from May 1, 2005 until June 1, 2006. Prior to that, Mr. Davis was the Managing Director of Port Aventura, S.A., more commonly known as Universal Mediterranea, in Tarragona, Spain from May 2003 until June 2004. Mr. Davis also served as a director of Port Aventura, S.A. and USPA Hotel Ventures I, S.A. during that same period. From 2000 until 2002, Mr. Davis was the Senior Vice President of Guest Services for Busch Entertainment Corporation. From 1997 through 2000, Mr. Davis served on the Board of Directors and Executive Committees for Hubbs/Sea World Research Institute. Mr. Davis has been offered an annual salary of $450,000, and is currently negotiating an employment agreement with Universal City Development Partners, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY FLORIDA HOLDING CO. I

Date: October 2, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer

UCFH I FINANCE, INC.

Date: October 2, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer

UNIVERSAL CITY FLORIDA HOLDING CO. II

Date: October 2, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer

UCFH II FINANCE, INC.

Date: October 2, 2006	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer and Chief Financial Officer